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                                                                 Exhibit 10.38



TITLE:        LAWYERS' PROFESSIONAL LIABILITY
              PRIOR AGREEMENT EXCESS REINSURANCE
              CONTRACT


BETWEEN:      INTERLEX INSURANCE COMPANY
              AND
              THE REINSURERS SIGNATORY HERETO


COMMENCING:   1ST OCTOBER, 1996


U. S. CLASS-
IFICATION:    U.S. REINSURANCE

INDEX




PREAMBLE     IDENTITY OF PARKS

ARTICLE 1    BUSINESS REINSURED

ARTICLE 2    COVER, LIMIT AND RETENTION

ARTICLE 3    DEFINITIONS

ARTICLE 4    TERRITORTIAL SCOPE

ARTICLE 5    EXCLUSIONS

ARTICLE 6    EXTRA-CONTRACTUAL OBLIGATIONS

ARTICLE 7    PREMIUM

ARTICLE 8    PERIOD

ARTICLE 9    LOSS REPORTS AND PAYMENTS

ARTICLE 10   CURRENCY

ARTICLE 11   ACCESS TO RECORDS AND CLAIMS REVIEW

ARTICLE 12   LOSS RESERVES

ARTICLE 13   TAX PROVISIONS

ARTICLE 14   DELAYS, ERRORS OR OMISSIONS

ARTICLE 15   INSOLVENCY OF THE REASSURED

ARTICLE 16   AMENDMENTS AND ALTERATIONS

ARTICLE 17   ARB1TRATION

ARTICLE 18   SERVICE OF SUIT (NMA 1998)

ARTICLE 19   INTERMEDIARY

ARTICLE 20   PARTICIPATION

ATTACHMENTS  NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY
             REINSURANCE - U.S.A.


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LAWYERS' PROFESSIONAL LIABILITY
PRIOR AGREEMENT EXCESS OF LOSS REINSURANCE CONTRACT

PREAMBLE

This Contract is made and entered into between Interlex Insurance Company of 1903 E. Battlefield, Springfield, Missouri 65804, U.S.A. (NAIC Code 10037) (hereinafter referred to as the "Reassured") and the Reinsurers signatory hereto (hereinafter referred to as the "Reinsurers"), on the following terms and conditions:

ARTICLE 1

BUSINESS REINSURED

Claims made against the Reassured as hereinafter provided and specified on any policies written or renewed by the Reassured covering Lawyers' Professional Liability and all other ancillary coverages as original and as declared and agreed prior to binding by Reinsurers.

ARTICLE 2

COVER LIMIT AND RETENTION

This Contract applies to excess policies coming within the scope of this Contract which are issued by the Reassured for limits in excess of either US$1,000,000 each and every insured each claim and/or US$3,000,000 in the aggregate each policy where applicable.

In respect of all such excess policies the Reassured shall cede, and the Reinsurers shall accept by way of reinsurance under this Contract, liability in excess of minimum underlying limits of either US$1,000,000 each and every insured each claim and/or US$3,000,000 in the aggregate each policy where applicable.

The Reassured shall retain the said underlying limits for their own account but, without prejudice to the above, shall be at liberty to protect that retention by way of reinsurance for their own account and benefit.

With respect to each such cession, no claim shall be made under this Contract unless and until the Reassured have paid or advanced, or agreed to pay or advance, an amount in excess of the said underlying limits.

The Reinsurers shall then be liable for the amount in excess of the said underlying limits, but the amount recoverable hereunder shall not exceed the difference between up to US$5,000,000 each and every insured each claim and/or US$5,000,000 in the aggregate each policy where applicable and the aforementioned underlying limit of US$1,000,000 each and every insured each claim and/or US$3,000,000 in the aggregate each policy where applicable.

ARTICLE 3

DEFINITIONS
A. The terms "Policy" or "Policies", as used in this Contract shall mean any binder, policy, endorsement or contract of insurance, including any certificates issued thereunder, issued, accepted or held covered by the Reassured.


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B.   For the purposes of this Contract the "claim made" date shall be as defined under the original policy. Furthermore, as regards extended reporting endorsements, the date a claim is made shall determine the date of loss for the purpose of this contract.

ARTICLE 4

TERRITORIAL SCOPE

This Contract shall cover wherever the Reassured's original policies cover.

ARTICLE 5

EXCLUSIONS

This Contract does not apply to and absolutely excludes the following:

1. Nuclear Incidents, in accordance with the attached Nuclear Incident Exclusion Clause Liability- Reinsurance- U.S.A.

2. All liability of the Reassured arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. "Insolvency Fund" includes any Guaranty Fund, Insolvency Fund, Plan, Pool, Association, Fund or other arrangement, howsoever denominated, established or governed which provides for any assessment of or payment or assumption by the Reassured of part or aU of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

3. Reinsurance Assumed

ARTICLE 6

EXTRA-CONTRACTUAL OBLIGATIONS

This Contract shall protect the Reassured, within the limits of the original policy, in respect of any liability incurred by the Reassured as the result of an award in respect of any extra contractual obligation as more full defined below. The Reinsurers agree that the liability so incurred, plus the Reassured's contractual loss if any, shall be considered as one combined loss for the purposes of the Reassured's retention and of the recovery under this Contract subject always, however, to the amount recoverable hereunder not exceeding the limit of the original policy.

"Extra-contractual obligations" are defined as those liabilities of the Reassured not covered under any other provision of this Contract and which arises from the handling of any claim on business covered hereunder, such liabilities arising because of, but no limited to, the following: failure by the Reassured to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defence or in the trial of any action against their insured or in the preparation or prosecution of an appeal consequent upon such action.

The date of which any extra-contractual obligation is incurred by the Reassured shall be deemed, in all circumstances, to be the date the original claim was made.

However, this Article shall not apply where such extra-contractual obligations have been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Reassured acting individually or collectively or in collusion with any individual or corporation or any other organisation or party involved in the presentation, defense or settlement of any claim.


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ARTICLE 7

PERIOD

This Contract takes effect on 1st October, 1996 and applies to claims made against the Reassured on original policies attaching during the period from 1st October, 1996 to 30th September, 1997 both days inclusive, including extended reporting endorsements attaching to any said policies.

In the event of non-renewal of this Contract, all policies, including extended reporting endorsements attaching thereto, in force as of the effective time and date of non-renewal shall continue to be covered until their individual natural expiration termination or next anniversary dates, whichever comes first, but in no event for longer than twelve months plus odd time from the effective time and date of cancellation, except in the case of extended reporting endorsements coverage which may be unlimited.

For all purposes of this Article, any extended reporting endorsement attaching to a policy covered hereunder shall be considered as part of the period of the said policy, subject to the provision that a separate limit of liability may apply in respect thereof. Any claim or incident reported under any extended reporting endorsement shall be deemed to have been made on the last day coverage was in force prior to the issuance of such endarsement.

ARTICLE 8

PREMIUM

The Reassured shall pay to the Reinsurers the Original net premiums for limits attaching to this Contract. Original net premium is the Original Gross Premium of the Individual Policy as determined and agreed by Reinsurers, less 10%.

Accounts between the parties shall be rendered and settled by the Reassured on a quarterly basis within 60 days following the end of each quarter. Any balance due from the Reinsurers shall be settled by them as soon as possible after the accounts have been rendered to them.

ARTICLE 9

LOSS REPORTS AND PAYMENTS

The Reinsurers agree to abide by all loss settlements of the Reassured subject to such settlements being within the terms and conditions of the policies and of this Contract. The Reassured at its sole discretion shall adjust, settle or compromise all losses and all such adjustments, settlements or compromises shall be unconditionally binding upon the Reinsurers, who shall also benefit in due proportion from any salvages, recoveries and compromises effected or negotiated by the Reassured.

The Reassured shall advise the Reinsurers promptly of all losses, and of any subsequent developments in connection therewith, which are reserved by the Reassured at $1,000,000 Ultimate Net Loss or more, from the ground up.

The information provided by the Reassured shall be sufficient to enable the individual losses, the nature of each claim, the claim made date and the inception or renewal dates of the policies to which such losses relate, to be readily identified.

The Reinsurers agree to pay any amount for which they may be liable under this Contract as soon as possible after the settlement request has been furnished to them.



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ARTICLE 10

CURRENCY

The currency to be used for all purposes of this Contract shall be United States Dollars.

ARTICLE I 1

ACCESS TO RECORDS AND CLAIMS REVIEW

All documents and records in the possession of the Reassured conceming this Contract shall be made available upon reasonable notice at the request of the Reinsurers for inspection at the Reassured's offices by the Reinsurers or their nominated representatives for the purposes of obtaining information concerning this Contract or the subject matter hereof.

Specifically, the Reinsurers shall be entitled to nominate a representative to assess the Reassured's claims and claims procedures.

For the avoidance of doubt, it is hereby expressly agreed that the rights given to the Reinsurers by this Article shall continue in effect notwithstanding the expiration of this Contract and shall be exercised at the Reinsurers' own expense.

ARTICLE 12

LOSS RESERVES

This Article applies only to those Reinsurers signatory hereto who do not qualify for credit under the regulations of the State insurance authorities or departments which have jurisdiction over the Reassured's loss reserves.

The Reassured agree that when, for its Annual Convention Statement purposes, it files with the authorities or departments mentioned above or sets up in its books statutory reserves for known outstanding losses and allocated loss expenses reinsured by this Contract it shall forward to the Reinsurers a clear statement of the Reinsurers' proportion of those reserves detailing the amounts involved for known outstanding losses and allocated loss expenses and also how those amounts are calculated.

The Reinsurers, promptly upon receipt of the Reassured's statement, shall apply for and secure delivery to the Reassured of clean, irrevocable and unconditional Letters of Credit, in amounts equal to their proportion of the stated reserves. Under no circumstances shall any amount relating to reserves in respect of losses or loss expenses Incurred But Not Reported be included in the amount of the Letter of Credit.

All Letters of Credit procured pursuant to this Contract shall be issued by a Bank which is a Member of the Federal Reserve and shall be in full conformity with the requirements of the authorities or departments mentioned in the first paragraph of this Article current at the date of the Reassured's statement. Further, they shall be "Evergreenn in that they shall be issued for an initial period of not less than one year and shall be automatically extended for one year from their original expiration dates and subsequently from their extended expiration dates unless and until, at least thirty days before any expiration date, the issuing bank gives notice to the Reassured by registered mail that the issuing bank elects not to extend the life of the Letter of Credit in question beyond its forthcoming expiration date.

In consideration of the agreement of the Reinsurers to furnish such Letters of Credit to the Reassured to enable it to obtain credit for the reinsurance provided under this Contract, the Reassured hereby


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undertakes to hold such Letters of Credit and the proceeds of any drawings made upon them in trust for the Reinsurers and to use and apply the procesds of any such drawings for the following purposes only:

a. To pay the Reinsurers' share or to reimburse the Reassured for that share of any liability for loss or allocated loss expense reinsured by this Contract;

b. To refund to the Reinsurers any balance by which the amount of the Letter of Credit exceeds the Reinsurers' proportion of any liability for loss or aUocated loss expense reinsured by this Contract;

c. In the event that one or more of the Reinsurers participating in the Letter of Credit gives timely notice of cancellation or non-renewal of their participation in the Letter of Credit and provided that in respect of cancellation or non-renewal and that if it is implemented, the Reassured will ensure that a rate of interest is obtained for the Reinsurers on such a deposit account that is at least equal to the rate which would be paid by Citibank N.A. in New York, and further that the Reassured with account to the Reinsurers on an annual basis for all interest accruing on the cash deposit account for the banefit of the Reinsurers.

The issuing bank shall have no responsibility whatsoever in connection with the propriety of drawings made by the Reassured on the Letters of Credit issued under this Contract or in connection with the disposition of any funds so withdrawn, except to ensure that drawings are made only upon the order of properly authorized representatives of the Reassured.

All Letters of Credit procured for the Reassured under this Contract shall be adjusted at annual intervals, or more frequently as agreed (but never more frequently than quarterly), to reflect the current balance of the Reinsurers' proportion of the Reassured's known outstanding loss and allocated loss expense reserves and the Reassured shall produce a statement for this purpose detailed in the same way as the original statement on the basis of which such Letters of Credit were first issued. If the statement shows that the Reinsurers' proportion of such losses and allocated expenses reserves exceeds the current amount of the Letters of Credit, the Reinsurers shall, within thirty days after receipt of the statement secure the amendment of the Letters of Credit increasing their amount to the amount of the current balance of these items. If, however, the statement, shows that the Reinsurers' proportion of the current balance of those items is less than the amount of the Letters of Credit the Reassured shall, within thirty days of receipt of a written request from the Reinsurers to do so, facilitate the release of the excessive security by authorizing the amendment of the Letters of Credit so as to reduce their amount to the current balance required.

Under no circumstances shall any excessive secutity so determined be applied towards securing the Reassured's reserves for losses or loss expenses Incurred But Not Reported.

All expenses incurred in the establishment or maintenance of such Letters of Credit shall be for the account of the Reinsurers.

ARTICLE 13

TAX PROVISIONS

The Reassured shall be liable for all taxes (except Federal Excise Tax) levied on premiums payable to the Reinsurers hereunder. Federal Excise Tax applies only to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

To the extent that such premium is subject to Federal Excise Tax, the Reinsurers hereby agree to allow as a deduction from the premium, for the purpose of paying Federal Excise Tax, 1% of the premium payable hereon.



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In the event of any return premium becoming due hereunder the Reinsurers with deduct 1% from the amount of the return, and the Reassured or their agents shall take stops to recover the tax from the Government of the United States of America.

Notwithstanding the above, any changes in the Federal Excise Tax rate or the exemption status of Reinsurers shall be automatically applicable to this Contract.

In consideration of the terms under which this Contract is issued, the Reassured undertake not to claim any deduction in respect of premium payable hereon when mailing tax returns, other than Income or Profits tax returns, to any fiscal authority of the United States of America or any State or Territory thereof.

ARTICLE 14

DELAYS, ERRORS OR OMISSIONS

No inadvertent delay, error or omission shall be held to relieve either party hereto of any liability which would have attached to them under this Contract if such delay, error or omission had not been made, provided that recitification is made immediately upon discovery.

ARTICLE 15

INSOLVENCY OF THE REASSURED

Amounts due to the Reassured under this Contract shall be payable by the Reinsurers on the basis of the liability of the Reassured under the original policies reinsured hereunder without diminution because of the insolvency of the Reassured.

In the event of the insolvency of the Reassured, the Liquidator or Receiver or Statutory Successor of the Reassured shall give written notice to the Reinsurers of the pendency of any claim against the insolvent Reassured on the original policies reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. During the pendency of such claim the Reinsurers may investigate such claim and intervene, at their own expense, in the proceedings where such claim is to be adjudicated and interpose any defence or defences which they may deem available to the Reassured or their Liquidator or Receiver or Statutory Successor. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the insolvent Reassured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reassured solely as a result of the defence so undertaken by the Reinsurers.

When two or more Reinsurers are involved in the same claim and a majority in interest elect to investigate the claim and/or to interpose defence to such claim, the expense shall be apportioned in accordance with the terms of the above paragraph as though such expense had been incurred by the Reassured.

Should the Reassured go into liquidation or should a receiver be appointed, the Reinsurers shall be entitled to deduct from any sums which may be or may become due to the Reassured under this Contract any sums which are due to the Reinsurers from the Reassured under this Contract and which are expressed herein to be payable at a fixed or stated date, as well as any other sums due to the Reinsurers which are permitted to be offset under applicable law.

In the event of the insolvency of the Reassured, the amounts due to the Reassured under this Contract shell be payable by the Reinsurers directly to the Reassured or to their Liquidator, Receiver or Statutory Successor.

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ARTICLE 16

AMENDMENTS AND ALTERATIONS

The terms herein contained comprise the whole Contract between the Reassured and the Reinsurers and may only be changed in writing, signed by or on behalf of both parties.

ARTICLE 17

ARBITRATION

As a condition precedent to any right of action hereunder, all disputes or differences arising out of or conlnected with this Contract (whether or not arising before or after cancellation) including interpretation or implementation of its terms, shall be referred to arbitration, in the City in which the Reassured's principal office is located.

The party which desires to refer a matter to Arbitration (.the Claimant") shall so notify the other party ("the Respondent") in writing and at the time of so doing shall request the Respondent to agree as sole Arbitrator one of a list of three individuals whom the Claimant shall name. The Respondent shall, within 30 days of receipt of the said notice, notify the Claimant either (a) that it agrees one of those three individuals as sole Arbitrator, thus completing the constitution of the Arbitral Tribunal, or (b) that it nominates another person as its own Arbitrator.

In the event that the Respondent nominates its own Arbitrator, the Claimant shall itself nominate its own Arbitrator within 30 days of receipt by it of the Respondent's notice. The two Arbitrators so nominated shall, within 30 days of the appointment of the second of them, themselves appoint a third Arbitrator to complete the constitution of the Arbitral Tribunal.

Should the Respondent or the two chosen Arbitrators fail to make the appointment required of them, then on application of the Claimant, the American Arbitration Association will appoint the third arbitrator, and such appointment wiU be made in accordance with the qualifications set forth in this Article without regard to any of the American Arbitration Association's commercial arbitration rales, including its rules conceming the qualifications and/or nationality of arbitrators.

All Arbitrators shall be active or former disinterested officials of Insurance or Reinsurance Companies or Lloyd's Underwriters who have experience of the class of business which is the subject matter of this Contract.

The Arbitral Tribunal shall interpret this Contract as if it were an honourable engagement and not as merely a legal obligation; it is relieved of all judicial formalities and may abstain from following the strict rules of law, and shall make its award with a view to effecting the general purpose of this Contract in a reasonable manner with due regard to the custom and usage of the insurance and reinsurance business.

The Arbitral Tribunal shall have full discretion to make such orders as it thinks fit in connection with all procedural matters in the Arbitration, including but not limited to the conduct of the reference by written or oral submissions, the production of documents, the examination of witnesses, and the imposition of time limits for the taking of necessary procedural steps. The Arbitral Tribunal shall also have full discretion to make such orders as it thinks fit with regard to the payment of the costs of the Arbitration including attorneys' costs and fees. Punitive damages shall not be awarded, however the Arbitral Tribunal may, at its discretion, award such other costs and expenses as it deems appropriate, including but not limited to attorneys' fees, to the extent permitted by law.

If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for purposes of this clause, and communications shall be made by the Reassured to each of the

Reinsurers constituting the one party, provided that nothing therein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

Any Award or order of the Arbitral Tribunal or a majority thereof shall be binding on the parties and there shall be no right of appeal therefrom. For the purpose of enforcement of any Final Award, such Final Award may be made a Rule of any Court of competent jurisdiction.

ARTICLE 18

SERVICE OF SUIT (USA - NMA 1998)

This Article applies only to those Reinsurers signatory hereto who are domiciled outside the United States of America or, should the Reassured be authorized to do business in the State of New York, those Reinsurers who are unauthorized in New York as respects suits instituted in New York.

It is agreed that in the event of the failure of the Reinsurers hereon to pay any amount claimed to be due hereunder, the Reinsurers hereon, at the request of the Reassured, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of Reinsurers' rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any State in the United States.

It is further agreed that service of process in such suit may be made upon Mendes & Mount, 750 Seventh Avenue, New York NY, 10019 - 6829, and that in any suit instituted against any one of them upon this Contract, Reinsurers will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

The above-named are authorized and directed to accept service of process on behalf of Reinsurers in any such suit and/or upon the request of the Reassured to give a written undertaking to the Reassured that they will enter a general appearance upon Reinsurers' behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, Reinsurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the Statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reassured or any beneficiary hereunder arising out of this Contract, and hereby designate the above-named as the person to whom the said officer is authorised to mail such process or a true copy thereof.

ARTICLE 19

INTERMEDIARY

Carvill America, 180 North North Stetson Avenue, Suite 5100, Chicago, Illinois 60601, is hereby recognized as the Intermediary negotiating this Agreement. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Reassured or the Reinsurers through Carvill America. Payments by the Reassured to the Intermediary shall be deemed to constitute payment to the Reinsurers. Payments by the Reinsurers to the Intermediary shall be deemed to constitute payment to the Reassured only to the extent that such payments are actually received by the Reinsurer.

ARTICLE 20

PARTICIPATION

This Contract obligates each of the Reinsurers for their proportion of the interests and liabilities set forth under this Contract, such proportions being shown in the attached Schedules.

The subscribing reinsurers' obligations under contracts of reinsurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing reinsurers are not responsible for the subscription of any co-subscribing reinsurer who for any reason does not satisfy all or part of its obligations. - Ref: LSW 1001 (Reinsurance).

IN WlTNESS WHEREOF the parties hereto have, by their duly authorised representative, executed this Contract as follows:

Signed in Springfield, Missouri this                    day of
1996

For and on behalf of the Reassured:
INTERLEX INSURANCE COMPANY

And for the Reinsurers by means of and in accordance with the attached schedules which shall be considered to form an integral part of this Contract.

                                 SCHEDULE B

                    Attaching to and forming part of the

                       LAWYERS' PROFESSIONAL LIABILITY
                 PRIOR AGREEMENT EXCESS REINSURANCE CONTRACT

                              effected between

                         INTERLEX INSURANCE COMPANY
                          of Springfield, Missouri
                (hereinafter referred to as the "Reassured")

                                     and

                         REINSURERS SIGNATORY HERETO
                (hereinafter referred to as the "Reinsurers")

Signed in London, England this      day of                 199

The London Insurance and Reinsurance Market Association for and on behalf of the following Reinsurers:


8.26%    SPHERE DRAKE (UNDERWRITING) LIMITED

         For and on behalf of:
         SPHERE DRAKE INSURANCE PLC
         ReL. 960JHCA00245
         LIRMA Ref: S0289